Exhibit 24.1

POWER OF ATTORNEY

Each director and/or officer of Air Transport Services Group, Inc. (the “Company”) whose signature appears below hereby appoints W. Joseph Payne as the undersigned’s attorney to sign, in the undersigned’s name and on behalf of each such director and/or officer and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and likewise to sign and file with the Commission any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, to register under the Securities Act of 1933, as amended, the shares of common stock, $0.01 par value, of the Company to be offered under the Registration Statement, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, or a counterpart to this instrument, to be effective as of May 31, 2017.

Signature	Title

/s/ Richard M. Baudouin	Director
Richard M. Baudouin

/s/ Joseph C. Hete	President, Chief Executive Officer and Director
Joseph C. Hete

/s/ Randy D. Rademacher	Director
Randy D. Rademacher

/s/ J. Christopher Teets	Director
J. Christopher Teets

/s/ Jeffrey J. Vorholt	Director
Jeffrey J. Vorholt